Exhibit 1.1

EXECUTION COPY

DYNEGY INC.

35,000,000 Shares of Class A Common Stock

Underwriting Agreement

May 23, 2006

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Dynegy Inc., an Illinois corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 35,000,000 shares of Class A Common Stock, no par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 5,250,000 shares of Class A Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Class A Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-66088) on Form S-3, including a basic prospectus (the “Basic Prospectus”), relating to the Shares. Such registration statement, as amended at the time of its effectiveness, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Basic Prospectus included in the Registration Statement at the time of its effectiveness, together with the preliminary prospectus supplement dated May 22, 2006 filed with the Commission that omits Rule 430 Information, and the term “Final Prospectus” means the Basic Prospectus together with the final prospectus supplement in accordance with Rules 415 and 424(b) in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Final Prospectus.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex D, the “Time of Sale Information”): the Preliminary Prospectus dated May 22, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex D hereto.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $4.4229.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York at 10:00 A.M. New York City time on May 26, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Cravath, Swaine & Moore LLP set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Final Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rules 134 and 168 under the Securities Act or (ii) the documents listed on Annex D hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Final Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Final Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Information. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus. The Company has prepared restated consolidated balance sheets as of December 31, 2005, 2004, 2003, 2002 and 2001, and a restated consolidated statement of changes in stockholders’ equity for each of the three years in the period ended December 31, 2005. PricewaterhouseCoopers LLP has audited the Company’s restated consolidated balance sheet as of December 31, 2005 and 2004 and the restated consolidated statement of changes in stockholders’ equity for each of the three years in the period ended December 31, 2005 (collectively, the “Audited Restated Financial Statements”). The Company’s restated consolidated balance sheets for periods prior to those included in the Audited Restated Financial Statements (collectively, the “Unaudited Restated Financial Statements”) were prepared by the Company on a basis consistent with the Audited Restated Financial Statements, and the selected financial data set forth under the captions “Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial Data” and “Selected Financial Data” and other financial information derived from the Unaudited Restated Financial Statements that is included or incorporated by reference in the Time of Sale Information fairly present the information included therein.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has not been any event that would constitute a Material Adverse Effect (as defined below); and (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or, to the Company’s knowledge, contingent, that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information or the Final Prospectus.

(h) Organization and Good Standing. Each of the Company and its subsidiaries is a corporation or other business organization duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own its properties and conduct its business as presently conducted as described in the Registration Statement, the Time of Sale Information and the Final Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which the Company or such subsidiary owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except to the extent that the failure to be so registered or qualified or to be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, earnings, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Final Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Final Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those arising under (i) the Company’s fourth amended and restated credit agreement, dated April 19, 2006, as amended as of the date hereof (the “Credit Facility”), with Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as co-administrative agents and lenders, and the other financial institutions parties thereto as lenders or (ii) (A) the Trust Indenture dated as of January 1, 1993, among Sithe/Independence Funding Corporation, Sithe/Independence Power Partners, L.P. and IBJ Schroder Bank & Trust Company, as Trustee, as supplemented by the First Supplemental Indenture dated as of January 1, 1993, as further supplemented by the Second Supplemental Indenture, (B) the Global Note representing the 8.50% Secured Bonds due 2007 of Sithe/Independence Power Partners, L.P., or (C) the Global Note representing the 9.00% Secured Bonds due 2013 of Sithe/Independence Power Partners, L.P. ((i) and (ii) collectively, the “Secured Facilities”).

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereunder has been duly and validly taken.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Time of Sale Information and the Final Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereunder and under the Stock Redemption Agreement (as hereinafter defined) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority , except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereunder and under the Stock Redemption Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(p) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations hereunder; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Final Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(q) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(r) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) arise under the Secured Facilities or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(u) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that could reasonably be expected to have a Material Adverse Effect.

(v) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(x) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (x) and (y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Environmental Liabilities. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z) Compliance With ERISA. Except for such matters as could not reasonably be expected to have a Material Adverse Effect, the Company is in compliance with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA), has occurred with respect to any “pension plan” (as defined in ERISA), for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of

ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(aa) Disclosure Controls. Except as disclosed in the Preliminary Prospectus, the Time of Sale Information and the Final Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. Except as disclosed in the Preliminary Prospectus, the Time of Sale Information and the Final Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Preliminary Prospectus, the Time of Sale Information and the Final Prospectus, based on its most recent evaluation, the Company is not aware of (i) any significant deficiency in the design or operation of internal control over financial reporting which could adversely affect the ability of the Company to record, process, summarize and report financial data or any material weaknesses in internal controls, other than the two material weaknesses relating to (A) tax accounting and reconciliation controls and processes and (B) processes, procedures and controls relating to the calculation and analysis of the Company’s risk management asset and liability balances disclosed in the Time of Sale Information and the Final Prospectus; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since the date of the most recent evaluation of such internal control over financial reporting, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except as disclosed in the Preliminary Prospectus, the Time of Sale Information and the Final Prospectus.

(cc) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes to be adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ee) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ff) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(gg) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except for any failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

(kk) Except as set forth in the Time of Sale Information, neither the Company nor any of its subsidiaries is (i) subject to regulation under the Federal Power Act, as amended (“FPA”), other than as a power marketer or an “exempt wholesale generator” (“EWG”) with market-based rate authority, or as a “qualifying facility” (“QF”) under the Public Utility Regulatory Policies Act of 1978, as amended (16 U.S.C. Section 796 et seq.) (“PURPA”), as contemplated by 18 C.F.R. Section 292.601(c), or (ii) with respect to each of the power generation projects in which any of the Company or its subsidiaries has an interest that is a QF, subject to any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than as contemplated by 18 C.F.R. Section 292.602(c).

(ll) Each of the Company’s subsidiaries providing retail electric service in the states of California and Texas is authorized under applicable statutes and administrative rules to sell electricity on a retail basis, and such authority is not subject to any pending challenge, investigation, or proceeding. In Illinois, the Company’s subsidiary is in compliance with all laws and administrative rules with respect to providing retail electric service in that state and has made a revised filing attesting to such compliance based on changed circumstances None of the Company’s subsidiaries providing retail electric service is subject to any rate cap or mitigation measure other than rate caps and mitigation measures generally applicable to similarly situated retail service providers selling in the geographic market where such subsidiary conducts its business.

(mm) Except as disclosed in the Time of Sale Information, each of the power generation projects certified as a QF under PURPA in which the Company or its subsidiaries has an interest meets the requirements for certification as a QF as set out in PURPA and the regulations of the Federal Energy Regulatory Commission (“FERC”) promulgated thereunder, as amended from time to time.

(nn) Each of the Company and its subsidiaries that sells power at market-based rates outside of the Electric Reliability Council of Texas, Inc. (“ERCOT”) has a validly-issued order from the FERC authorizing it to engage in wholesale sales of electricity, ancillary services in certain markets and, to the extent permitted under its market-based rate tariff, other products and services at market-based rates. The FERC has not issued any orders limiting the ability of each such entity to engage in the wholesale sales of electricity at market-based prices, and had not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other products at wholesale in the geographic market where each such entity conducts its business.

(oo) Each of the Company’s subsidiaries participating in the ERCOT wholesale electric market has registered with the Public Utilities Commission of Texas (“PUCT”) as a power generation company, and has authority to sell power at wholesale at a market-based rate that is not subject to any rate cap or mitigation measure other than those generally applicable to similarly situated marketers or generators selling electricity in the ERCOT wholesale electric market.

(pp) There are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Company or any of its subsidiaries.

(qq) The statements set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, under the captions “Material U.S. Federal Income Tax Considerations,” “Description of Certain Indebtedness” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries in all material respects.

(rr) The Preferred Stock Redemption Agreement, dated as of May 22, 2006, between Company and Chevron U.S.A. Inc. (the “Stock Redemption Agreement”), remains in full force and effect and the Company has full right, power and authority to perform its obligations thereunder.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing if requested, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Final Prospectus or any Issuer Free Writing Prospectus or any amendment to the Final Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Final Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Final Prospectus as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request in writing and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (x) the Shares to be sold hereunder, (y) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans and (z) any shares of Stock of the Company issued as direct consideration to the sellers in any acquisition, provided that the transferees thereof agree to be bound in writing by the transfer restrictions set forth herein. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Final Prospectus under the heading “Use of Proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(l) Reports. For two years after the date hereof, unless such documents are available electronically via the EDGAR system maintained by the Commission, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex D or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the

Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Final Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion of Outside Counsel for the Company. Akin Gump Strauss Hauer & Feld LLP and Mayer, Brown, Rowe & Maw LLP, outside counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A and Annex B hereto, respectively.

(h) Opinion of Inside Counsel for the Company. J. Kevin Blodgett, General Counsel, Executive Vice President–Administration and Secretary for the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(l) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed in Annex E hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n) Preferred Stock Redemption. On or prior to the Closing Date, the transactions contemplated by the Stock Redemption Agreement shall have been consummated on the terms set forth therein.

(o) Term Loan Facility. The Company, through its wholly owned subsidiary Dynegy Holdings, Inc., shall have entered into a new $150 million term loan facility under the Company’s Credit Facility, as contemplated by the Preliminary Prospectus and Time of Sale Information.

(p) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus under the caption “Underwriting” furnished in writing on behalf of each Underwriter: (i) the selling concession figure appearing in the fourth paragraph, (ii) the eleventh and twelfth paragraphs relating to stabilizing transactions, short positions, syndicate covering transactions and penalty bids and (iii) the fourteenth paragraph relating to prospectuses in electronic format.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such

Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Lehman Brothers Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. and Lehman Brothers Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department. Notices to the Company shall be given to it at Dynegy Inc., 1000 Louisiana St., Suite 5800, Houston, Texas 77002, (fax: (314) 863-3525); Attention: J. Kevin Blodgett, General Counsel, Executive Vice President–Administration and Secretary.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

DYNEGY INC.

By	/s/ J. Kevin Blodgett
Name:	J. Kevin Blodgett
Title:	General Counsel, Executive Vice President–Administration and Secretary

Accepted as of the
date first above written:

J.P. MORGAN SECURITIES INC.

By	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Vice President

LEHMAN BROTHERS INC.

By	/s/ Mark Schwartz
Name:	Mark Schwartz
Title:	VP Equity

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Underwriting Agreement Signature Page

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities Inc.	16,318,750
Lehman Brothers Inc.	16,318,750
ABN AMRO Rothschild LLC	1,137,500
Dresdner Kleinwort Wasserstein Securities LLC	787,500
Wedbush Morgan Securities Inc.	437,500

Total	35,000,000

Annex A

Form of Opinion of Akin Gump Strauss Hauer & Feld LLP

May 26, 2006

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Re: Underwriting Agreement dated May 23, 2006

Ladies and Gentlemen:

We have acted as counsel to Dynegy Inc., an Illinois corporation (the “Company”), in connection with the issuance and sale (the “Transaction”) of an aggregate of 35,000,000 shares of Class A Common Stock, no par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 5,250,000 shares of Class A Common Stock of the Company (the “Option Shares,” and together with the Underwritten Shares, the “Shares”) pursuant to the Underwriting Agreement, dated May __, 2006 (the “Underwriting Agreement”), among J.P. Morgan Securities Inc., Lehman Brothers Inc. and the Company. This opinion is rendered at the request of the Company pursuant to Section 6(g) of the Underwriting Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.

In connection with this letter, we have examined executed originals or copies of executed originals of each of the following documents, each of which is dated the date hereof or as of the date hereof, unless otherwise noted (collectively, the “Transaction Documents”): (a) the Underwriting Agreement and (b) the Stock Redemption Agreement. In addition, we have examined the following documents (collectively, the “Due Diligence Documents”):

(i)	the Registration Statement on Form S-3 (Registration Statement No. 333-66088) of the Company filed on July 27, 2001 with the Securities and Exchange Commission (the “Commission”) (such Registration Statement, including the documents incorporated therein by reference, as amended to date, the “Registration Statement”);

(ii)	the Prospectus (together with the documents incorporated therein by reference, the “Basic Prospectus”) included in the Registration Statement;

(iii)	the Preliminary Prospectus Supplement, dated May 22, 2006 (the “Preliminary Prospectus Supplement” and, together with the Basic Prospectus and the documents incorporated in the Preliminary Prospectus Supplement by reference, the “Preliminary Prospectus”) relating to the Shares, filed with the Commission pursuant to Rule 424(b) under the Securities Acts of 1933, as amended (the “Securities Act”);

(iv)	the Final Prospectus Supplement, dated May , 2006 (the “Final Prospectus Supplement” and, together with the Basic Prospectus and the documents incorporated in the Final Prospectus Supplement by reference, the “Final Prospectus”) relating to the Shares, filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)	the Time of Sale Information;

(vi)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

(vii)	the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005;

(viii)	the Company’s definitive proxy statement for the year ended December 31, 2005, dated April 3, 2006;

(ix)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

(x)	the Company’s current reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01), filed with the SEC on January 6, 2006, March 9, 2006, March 16, 2006, March 17, 2006, March 29, 2006, March 30, 2006, April 3, 2006, April 12, 2006, April 20, 2006, April 21, 2006, May 1, 2006, May 2, 2006, May 16, 2006 and May 22, 2006;

(xi)	the description of the Company’s common stock which is contained on the Registration Statement on Form 8-A/A, filed on January 16, 2004, under the Exchange Act, as amended by the Registration Statement on Form 8-A/A filed on March 15, 2006 (together with the documents referred to in (vi)-(x), the “Incorporated Documents”);

(xii)	the Secured Facilities;

(xiii)	the following orders, writs, judgments and decrees, which have been certified to us in the Secretary’s Certificate described below as the only orders, writs, judgments and decrees that are material to the Company:

(a)	Consent Decree, Civil Action No. 99-833-MJR, United States District Court for the Southern District of Illinois, United States et al. v. Illinois Power Company et al. regarding the Baldwin facility,

(b)	Stipulation and Agreement of Settlement, Master File No. H-02-1571, United States District Court, Southern District of Texas, Houston Division, In re Dynegy Inc. Securities Litigation, and

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(c)	Stipulation and Agreement of Settlement, Lead Case No. 2002-25250, District Court of Harris County, Texas, 164th Judicial District, In re Dynegy, Inc. Derivative Litigation;

(xiv)	an Officers’ Certificate for the Company of Charles C. Cook and Norelle V. Lundy, dated the date hereof (the “Officers’ Certificate”);

(xv)	minutes and resolutions of the board of directors of the Company dated May 19, 2006, and the Pricing Committee of the board of directors of the Company on May __, 2006;

(xvi)	an Assistant Secretary’s Certificate for the Company of Heidi D. Lewis, dated the date hereof (the “Secretary’s Certificate”); and

(xvii)	the Certificates of Existence or Good Standing listed on Annex A (the “Good Standing Certificates”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness, in which case we have not made any inquiry, as specified below. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Due Diligence Documents and certificates of public officials, certificates of officers of the Company, and representations and warranties of the Company in the Transaction Documents, all of which we assume to be true, correct and complete. We have made no investigation or review of any matters relating to the Company or any other person or entity other than as expressly listed herein. We wish to inform you that our knowledge is necessarily limited due to the limited scope of our review.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the legal capacity of natural persons, the corporate or other power and due authorization of each person not a natural person to execute and deliver the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents, due execution and delivery of each Transaction Document by all parties thereto, and that each Transaction Document constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto are pending or, to our knowledge, threatened under Section 8A of the Securities Act against the Company in connection with the offering of the Shares. Each of the Preliminary Prospectus and the Final Prospectus was filed with the Commission under the subparagraph of Rule 424(b) under the Securities Act specified in such document on the date specified therein.

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2. Each subsidiary of the Company listed on Annex B is validly existing as an entity in good standing under the laws of the jurisdiction of its formation.

3. The execution and delivery of each Transaction Document by the Company does not, and the performance by the Company of its obligations thereunder will not, (a) breach or result in a default of any currently existing agreement or instrument listed as an exhibit to the Incorporated Documents and the Credit Facility or (b) violate any Included Laws.

4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any Laws for the due execution and delivery of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder except (i) routine Filings necessary in connection with the conduct of the Company’s business, including routine Filings required to be made under the Exchange Act, (ii) such other Filings as have been obtained or made, (iii) Filings required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, as to which we express no opinion, and (iv) Filings required to maintain corporate and similar standing and existence.

5. The statements contained in the Preliminary Prospectus and the Final Prospectus under the captions (a) “Summary—Recent Developments—Redemption of Series C Convertible Preferred Stock,” insofar as such statements purport to constitute a summary of the Stock Redemption Agreement and the Second Amended and Restated Shareholder Agreement, (b) “Underwriting”, insofar as such statements purport to constitute a summary of the Underwriting Agreement and certain laws referred to therein, and (c) “U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to constitute a summary of the United States federal tax laws referred to therein, in each case, are accurate and fairly summarize in all material respects the matters referred to therein.

6. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Final Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

7. No FPA approval or authorization is required for the execution and delivery by the Company of either Transaction Document and the performance by the Company of the obligations thereunder.

8. The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations thereunder will not, result in any violation of any order, writ, judgment or decree known to us.

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The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of (i) the Laws of New York and (ii) the Federal Laws of the United States of America. For purposes of this opinion, the term “Included Laws” means the items described in the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Transaction Documents. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, (b) Laws relating to land use, zoning and building code issues, (c) except with respect to paragraph 5 and the last paragraph of this letter, Laws relating to taxes, environmental issues, intellectual property Laws, antitrust issues and Federal Reserve Board margin regulation issues, and (d) except with respect to paragraphs 1, 4 and 6 and the last two paragraphs of this letter, securities Laws.

B.	When used in this letter, the phrases “known to us,” “to our actual knowledge” and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Transaction Documents (including Robert Allen, Paul Gutermann, Robert Johnson, Phil Nowak and Julien Smythe) and (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation, and (ii) do not require or imply (a) any examination of this firm’s, such lawyer’s or any other person’s or entity’s files or (b) any review or examination of any agreements, documents, certificates, instruments or other papers other than the Transaction Documents and the Due Diligence Documents.

C.	This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other Person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D.	For purposes of this letter, the phrase “transactions contemplated by the Transaction Documents” and similar phrases mean the offering and sale of the Shares.

E.	The “good standing” opinions expressed in paragraph 2 herein are given solely on the basis of the Good Standing Certificates and speak only as of the dates indicated in such certificates rather than the date hereof. In determining the appropriate State agencies, we have relied, without further inquiry, on the advice of CT Corporation System as to those agencies from which certificates should be received. The opinion is limited to the meaning ascribed to such certificates by each applicable state agency and applicable Law.

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F.	Our opinion in paragraph 1 herein regarding the effectiveness of the Registration Statement is given in reliance upon the written order from the Commission dated August 23, 2001 with respect thereto. Our opinion in paragraph 1 herein concerning our knowledge regarding the issuance of a stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings related to, or threats related to, such a stop order is given in reliance upon telephonic confirmation from the Commission received on May __, 2006.

G.	We have assumed that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed in this letter.

H.	We express no opinion as to (i) the compliance of the transactions contemplated by the Underwriting Agreement with any regulations or governmental requirements applicable to any party other than the Company; (ii) the financial condition or solvency of the Company; (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under the Transaction Documents; (iv) except to the extent covered by the last paragraph of this letter, the compliance of the Transaction Documents or the transactions contemplated thereby, or as to the effect of any of the foregoing, with the antifraud provisions of the Federal and state securities laws, rules and regulations; (v) the conformity of the Transaction Documents to any term sheet or commitment letter; and (vi) the authorization, issuance, full payment or non-assessability of the Shares.

I.	This letter is solely for your benefit, and no other persons or entities shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant.

J.	This law firm is a registered limited liability partnership organized under the laws of Texas.

For purposes of this letter, we have assumed that the Final Prospectus was deemed to be a part of and included in the Registration Statement pursuant to Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act as of the date of the Underwriting Agreement. Our identification of documents and information as part of the Time of Sale Information has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many

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determinations involved in the preparation of the Registration Statement, the Final Prospectus or the Time of Sale Information are of a wholly or partially non-legal character, except as expressly set forth in paragraph 5 of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Final Prospectus and the Time of Sale Information, we have reviewed each such document and have participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on our participation in such conferences and conversations, our review of the documents described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) Each of the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Time of Sale Information (except the financial statements, financial schedules and other financial, accounting and statistical data (including statistical data related to capacity and other matters with respect to various power plants) contained or incorporated by reference therein, as to which we express no view), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder; and

(b) No information has come to our attention that causes us to believe that (i) the Registration Statement at the time of effectiveness (including the information, if any, deemed under Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, as of 6:15 P.M. on May 23, 2006 (which you have informed us is a time prior to the time of the first sale of the Shares by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Final Prospectus, as of the date of the Final Prospectus Supplement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, we do not express any view as to the financial statements, financial schedules and other financial, accounting and statistical data (including statistical data related to capacity and other matters with respect to various power plants) contained or incorporated by reference therein.

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Annex B

Form of Opinion of Mayer, Brown, Rowe & Maw LLP

(a) The Company is validly existing as a corporation and in good standing under the laws of the State of Illinois. The Company has full corporate power and authority to (i) own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus and (ii) execute and deliver the Underwriting Agreement and to perform its obligations thereunder and to authorize, issue and sell the Shares. All corporate action required to be taken for the due and proper authorization, execution and delivery by the Company of the Underwriting Agreement and the issuance and sale of the Shares by the Company in accordance with the terms of this Agreement has been duly and validly taken.

(b) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(c) The Shares to be issued and sold by the Company hereunder have been duly authorized and reserved for issuance by all necessary corporate and stockholder action, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights pursuant to the Articles of Incorporation or bylaws of the Company or the Illinois Business Corporation Act. The Shares conform in all material respects to the description thereof in the Preliminary Prospectus and the Final Prospectus.

(d) The statements in the Preliminary Prospectus and Prospectus under the heading “Description of Capital Stock”, insofar as such statements constitute a summary of legal matters or documents, fairly summarize in all material respects the legal matters or documents referred to thereunder.

(e) The execution, delivery and performance by the Company of the Underwriting Agreement, insofar as it relates to the issuance and sale to the Underwriters of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, will not (i) result in any violation of the Articles of Incorporation or bylaws of the Company or (ii) result in the violation of any law or statute of the State of Illinois that, in our experience, would normally be applicable to general business corporations which are not engaged in any regulated business activities and to the transactions of the type contemplated by the Underwriting Agreement (but without having made any investigation as to any other law or statute).

Annex C

Form of Opinion of J. Kevin Blodgett

May 26, 2006

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Re: Underwriting Agreement dated May 23, 2006

Ladies and Gentlemen:

I have acted as counsel to Dynegy Inc., an Illinois corporation (the “Company”), in connection with the issuance and sale of an aggregate of 35,000,000 shares of Class A Common Stock, no par value per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 5,250,000 shares of Class A Common Stock of the Company (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) pursuant to the Underwriting Agreement, dated May 23, 2006 (the “Underwriting Agreement”), among J.P. Morgan Securities Inc., Lehman Brothers Inc. and the Company. This opinion is rendered at the request of the Company pursuant to Section 6(h) of the Underwriting Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Underwriting Agreement.

In connection with this letter, I have examined executed originals or copies of executed originals of each of the following documents, each of which is dated the date hereof or as of the date hereof, unless otherwise noted (collectively, the “Transaction Documents”): (a) the Underwriting Agreement and (b) the Stock Redemption Agreement. In addition, I have examined the following documents (collectively, the “Due Diligence Documents”):

i.	the Registration Statement on Form S-3 (Registration Statement No. 333-66088) of the Company filed on July 27, 2001 with the Securities and Exchange Commission (the “Commission”) (such Registration Statement, including the documents incorporated therein by reference, as amended to date, the “Registration Statement”);

ii.	the Prospectus (together with the documents incorporated therein by reference, the “Basic Prospectus”) included in the Registration Statement;

iii.	the Preliminary Prospectus Supplement, dated May 22, 2006 (the “Preliminary Prospectus Supplement” and, together with the Basic Prospectus and the documents incorporated in the Preliminary Prospectus Supplement by reference, the “Preliminary Prospectus”) relating to the Shares, filed with the Commission pursuant to Rule 424(b) under the Securities Acts of 1933, as amended (the “Securities Act”);

iv.	the Final Prospectus Supplement, dated May , 2006 (the “Final Prospectus Supplement” and, together with the Basic Prospectus and the documents incorporated in the Final Prospectus Supplement by reference, the “Final Prospectus”) relating to the Shares, filed with the Commission pursuant to Rule 424(b) under the Securities Act;

v.	the Time of Sale Information;

vi.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

vii.	the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005;

viii.	the Company’s definitive proxy statement for the year ended December 31, 2005, dated April 3, 2006;

ix.	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

x.	the Company’s current reports on Form 8-K (other than information furnished pursuant to Item 2.02 or Item 7.01), filed with the SEC on January 6, 2006, March 9, 2006, March 16, 2006, March 17, 2006, March 29, 2006, March 30, 2006, April 3, 2006, April 12, 2006, April 20, 2006, April 21, 2006, May 1, 2006, May 2, 2006, May 16, 2006 and May 22, 2006;

xi.	the description of the Company’s common stock which is contained on the Registration Statement on Form 8-A/A, filed on January 16, 2004, under the Exchange Act, as amended by the Registration Statement on Form 8-A/A filed on March 15, 2006 (together with the documents referred to in (vi)-(x), the “Incorporated Documents”); and

xii.	the Secured Facilities.

I have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as I have deemed appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness, in which case I have not made any inquiry, as specified below. As to various questions of fact relevant to this letter, I have relied, without independent investigation, upon the Due Diligence Documents and representations and warranties of the Company in the Underwriting Agreement, all of which I assume to be true, correct and complete. I have made no investigation or review of any matters relating to the Company or any other person other than as expressly listed herein. I wish to inform you that my knowledge is necessarily limited due to the

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limited scope of my review. In addition, I have made no inquiry of the Company or any other person or entity (including governmental authorities) regarding, and no review of, any judgments, orders, decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than as described above and my “knowledge” of any such matters is accordingly limited.

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all copies submitted to me as conformed, certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, I am of the opinion that:

1.	All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as set forth in the Time of Sale Information and the Final Prospectus, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, to my knowledge is owned free from liens, encumbrances and material defects other than liens under the Credit Facility.

2.	Except as set forth in the Time of Sale Information and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to any registration statement.

3.	To my knowledge, no stop order, restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or threatened, by or before the Commission or any other agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the offering of the Shares or the execution, delivery or performance of the Underwriting Agreement.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. I express no opinion as to the laws of any jurisdiction other than the Included Laws. I have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”), other than a review of the Laws of the State of Texas, the Federal Laws of the United States of America and, for purposes of the first clause of the opinion in paragraph 1, the Illinois Business Corporation Act. For purposes of this opinion, the term “Included Laws” means the items described in the preceding sentence that are, in my experience, normally applicable to transactions of the type contemplated in the Underwriting Agreement. The term Included Laws specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any

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agencies thereof, (b) Laws relating to land use, zoning and building code issues, (c) except with respect to the last paragraph of this Letter, Laws relating to taxes, environmental issues, intellectual property Laws and antitrust issues or (d) except with respect to the last paragraph of this letter, securities Laws. For purposes of paragraph 2, I have assumed with your consent, that Texas law governs the agreements reviewed in connection therewith, except to the extent the Federal Laws of the United States of America apply thereto.

B. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

C. I express no opinion as to (i) the compliance of the transactions contemplated by the Underwriting Agreement with any regulations or governmental requirements applicable to any party other than the Company; (ii) the financial condition or solvency of the Company; (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under the Underwriting Agreement; (iv) except to the extent covered by the last paragraph of this letter, the compliance of the Underwriting Agreement or the transactions contemplated thereby, or as to the effect of any of the foregoing, with the antifraud provisions of the Federal and state securities laws, rules and regulations (other than as set forth in the last paragraph hereof); or (v) the conformity of the Underwriting Agreement to any term sheet or commitment letter.

D. This letter is solely for your benefit and no other persons shall be entitled to rely upon this letter. Without my prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, and (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Underwriting Agreement filed by an addressee hereof against me or the Company or in which any addressee hereof is a defendant.

E. I am licensed to practice law only in the State of Texas and render no opinion herein as to matters involving the laws of any other jurisdiction other than the Federal Laws of the United States of America, except that the opinion in paragraph 1 that the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, is based solely on my understanding of the Illinois Business Corporation Act.

To my knowledge, and other than as set forth in the Time of Sale Information and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the

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Company or its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are, to my knowledge, threatened or contemplated.

For purposes of this letter, I have assumed that the Final Prospectus was deemed to be a part of and included in the Registration Statement pursuant to Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act as of the date of the Underwriting Agreement. My identification of documents and information as part of the Time of Sale Information has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of my view as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Because the primary purpose of my employment was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Final Prospectus or the Time of Sale Information are of a wholly or partially non-legal character, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of acting as counsel to the Company in connection with the preparation of the Registration Statement, the Final Prospectus and the Time of Sale Information, I have reviewed each such document and lawyers under my supervision have participated in conferences and telephone conversations with representatives of the Company, representatives of the Company’s counsel, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conferences and conversations the contents of such documents and related matters were discussed.

Based on such lawyers’ participation in such conferences and conversations (and my conversations with such lawyers), my review of the documents described above, my understanding of the U.S. federal securities laws and the experience I have gained in my practice thereunder, I advise you that no information has come to my attention that causes me to believe that (i) the Registration Statement at the time of effectiveness (including the information, if any, deemed under Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Information, as of [    :00][A/P].M. on May,     , 2006 (which you have informed me is a time prior to the time of the first sale of the Shares by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (iii) the Final Prospectus, as of the date of the Final Prospectus Supplement and as

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of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, I do not express any view as to the financial statements, financial schedules and other financial, accounting and statistical data (including statistical data related to capacity and other matters with respect to various power plants) contained or incorporated by reference therein.

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Annex D

a. Time of Sale Information

No Issuer Free Writing Prospectuses.

b. Pricing Information Provided Orally by Underwriters

Price per Share to the Public: $4.60

Number of Shares: 35,000,000 Underwritten Shares 5,250,000 Option shares

Annex E

Dynegy Inc.

Persons Subject to

Lock-up Agreements

1. Bruce A. Williamson

2. Holli C. Nichols

3. Stephen A. Furbacher

4. J. Kevin Blodgett

5. Lynn A. Lednicky

Exhibit A

FORM OF LOCK-UP AGREEMENT

                         , 2006

J.P. MORGAN SECURITIES INC.

LEHMAN BROTHERS INC.

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY 10172

Re:	Dynegy Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Dynegy Inc., an Illinois corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of Class A Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Lehman Brothers Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock, no par value per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Lehman Brothers Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Final Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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